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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


July 21, 2000                                                      July 21, 2000
--------------------------------------------------------------------------------
                                                               (Date of earliest
                                                                 event reported)



                            PUGET SOUND ENERGY, INC.
             (Exact name of registrant as specified in its charter)


                          -----------------------------

                          Commission File Number 1-4393
                          -----------------------------


Washington                                                           91-0374630
(State or other jurisdiction of                                    (IRS Employer
incorporation or organization)                               Identification No.)

            411 - 108th Avenue N.E., Bellevue, Washington 98004-5515
                    (Address of principal executive offices)

                                 (425) 454-6363
              (Registrant's telephone number, including area code)


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


ITEM 5. Other Events

         On July 21, 2000, the Company issued the following press release.

  Puget Sound Energy reports second-quarter results

         Bellevue, Wash. (July 21, 2000) -- Puget Sound Energy (NYSE: PSD) today reported income for common stock for the second quarter of 2000 of $25.1 million, or 29 cents per share. Earnings for the 1999 second quarter were 23 cents per share, excluding the 10 cents per share positive impact of the unusual items described in Factors in Second Quarter Results, below (total reported earnings for the second quarter of 1999 were 33 cents per share).

         Income for common stock for the twelve months ended June 30, 2000 was $180.6 million, or $2.13 per share, up from income of $172.6 million, or $2.04 per share for the same period a year ago.

         "The strong second-quarter results reflect improved energy margins, coupled with our continued emphasis on controlling costs while serving additional utility customers at high levels of service," said President and Chief Executive Officer William S. Weaver. "In a period of extremely volatile energy markets, we benefited from our emphasis on keeping energy resources and loads in relative balance."

  FACTORS IN SECOND-QUARTER RESULTS

     Operating revenues for the quarter were $539 million, up $103 million from the same period in 1999. Energy margins for the quarter were up, reflecting continued growth in the number of customers served and increased wholesale sales to other utilities and others, offset in part by weather that was warmer than a year ago.

     Second-quarter utility operations and maintenance expenses of $58.4 million held essentially flat compared to a year ago.

     Per-share earnings for the quarter and 12-month periods ended June 30, 1999 were positively impacted by approximately 10 cents per share, the result of a gain from the sale of the company's investment in common stock of Cabot Oil & Gas Corp., offset in part by costs associated with a wholly-owned subsidiary's exiting certain product lines.


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


FACTORS IN 12-MONTH RESULTS

         Operating revenues for the 12-month period were $2.2 billion, up 10 percent compared to the same period in 1999. Twelve-month results were affected by the same factors as quarterly results. As in the quarter, utility operations and maintenance expenses for the 12 months held essentially flat compared to 1999.

OTHER MATTERS

         Puget Sound Energy  yesterday  (July 20) signed an  agreement  with PPL
Global, LLC (formerly PP&L Global, Inc.) terminating the Asset Purchase Agreement dated as of November 1, 1998 under which PPL Global, LLC had proposed purchasing Puget Sound Energy's 735-megawatt interest in the four-unit Colstrip power plants and associated transmission capacity across Montana.

         As a result, Puget Sound Energy retains its 50 percent interest in Colstrip Units 1 & 2 and 25 percent of Units 3 & 4.

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

PUGET SOUND ENERGY -- SUMMARY INCOME  STATEMENT
(In thousands,  except per-share amounts)
                                            3 months ended 6/30 (1)             12 months ended 6/30 (1)
                                        --------------------------------       ----------------------------

                                                2000            1999                  2000            1999
                                        --------------------------------       ----------------------------
Operating revenues

    Electric                          $      437,491  $      336,895         $   1,696,150   $   1,557,409
    Gas                                       98,017          94,173               523,958         456,994
    Other                                      3,293           4,996                22,411          26,131
                                        -------------   -------------          ------------    ------------
       Total operating revenues              538,801         436,064             2,242,519       2,040,534
                                        -------------   -------------          ------------    ------------

Operating expenses

    Purchased electricity                    238,105         176,116               853,198         806,765
    Purchased gas                             46,184          38,822               257,319         192,358
    Electric generation fuel                  29,904          11,178                89,037          56,871
    Residential exchange                      (9,073)         (8,631)              (39,957)        (48,307)
    Utility operations & maintenance          58,395          58,363               234,718         234,048
    Other operations & maintenance             4,045           9,624                17,628          35,855
    Depreciation & amortization               49,316          42,899               185,390         169,924
    Conservation amortization                  1,380           1,934                 8,185           6,854
    Other taxes                               43,914          41,982               189,950         170,523
    Federal income taxes                      13,512          11,157               112,565         114,043
                                        -------------   -------------          ------------    ------------
       Total operating expenses              475,682         383,444             1,908,033       1,738,934
                                        -------------   -------------          ------------    ------------

Operating income                              63,119          52,620               334,486         301,600
Other income                                   6,878          15,379                18,061          26,647
                                        -------------   -------------          ------------    ------------
Income before interest charges                69,997          67,999               352,547         328,247

Interest charges                              42,628          36,934               162,239         143,359
                                        -------------   -------------          ------------    ------------
Net Income                                    27,369          31,065               190,308         184,888
Less pref. stock dividend accruals             2,229           3,013                 9,708          12,333
                                        -------------   -------------          ------------    ------------
Income for common stock               $       25,140  $       28,052         $     180,600   $     172,555

Common shares outstanding                     85,295          84,561                84,918          84,561

                                        -------------   -------------          ------------    ------------
Earnings per common share             $         0.29  $         0.33         $        2.13   $        2.04

     (1) Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.

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

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
                                       3 months ended 6/30               12 months ended 6/30
                                   -----------------------------  ---------------------------------
                                          2000             1999              2000             1999
                                   -----------------------------  ---------------------------------
Energy sales revenues

($ in thousands)
    Electricity

     Residential                 $     138,225   $      141,579   $       607,116  $       593,873
     Commercial                        106,645          109,571           477,913          462,138
     Industrial                         45,710           42,065           181,955          185,925
     Other (1)                          11,275          (18,579)           24,045          (13,364)
                                 --------------  ---------------  ---------------- ----------------
       Subtotal, retail sales          301,855          274,636         1,291,029        1,228,572
     Sales to other utilities          135,636           62,259           405,121          328,837
                                 --------------  ---------------  ---------------- ----------------
       Total electricity sales         437,491          336,895         1,696,150        1,557,409
    Gas

     Residential                        54,833           55,500           315,383          280,222
     Commercial                         30,592           27,004           153,444          125,497
     Industrial                          6,885            5,609            31,599           25,013
     Transportation                      2,838            3,258            12,280           13,884
     Other                               2,869            2,802            11,252           12,378
                                 --------------  ---------------  ---------------- ----------------
       Total gas sales                  98,017           94,173           523,958          456,994
                                 --------------  ---------------  ---------------- ----------------
    Total energy sales revenues  $     535,508   $      431,068   $     2,220,108  $     2,014,403


Energy sales volumes

    Electricity (in mWh)

     Residential                     2,217,910        2,332,258         9,714,499        9,702,093
     Commercial                      1,744,088        1,790,489         7,521,874        7,363,707
     Industrial                        942,744          993,013         3,960,782        4,103,190
     Other (1)                         (35,278)         (190,180)         320,824          112,408
                                 --------------  ---------------  ---------------- ----------------
       Subtotal, retail sales        4,869,464        4,925,580        21,517,979       21,281,398
     Sales to other utilities        2,820,296        2,691,380        11,549,139       11,965,647
                                 --------------  ---------------  ---------------- ----------------
       Total mWh                     7,689,760        7,616,960        33,067,118       33,247,045
    Gas (in 000's of therms)

     Residential                        80,125           95,393           496,785          497,635
     Commercial                         59,680           61,306           308,799          278,340
     Industrial                         14,782           14,015            71,040           59,009
     Transportation                     49,475           57,446           218,237          242,040
                                 --------------  ---------------  ---------------- ----------------
       Total gas volumes               204,062          228,160         1,094,861        1,077,024


Customers served (2)

    Electricity
       Total electricity               915,084          898,992           907,873          891,280
       customers

    Gas
       Total gas customers             580,259          555,371           569,626          544,344


    Weather

    Actual heating degree days         910             1,105            4,796            4,880
    Normal heating degree days         925               925            4,909            4,909

(1) Includes change in unbilled revenues and Conservation Trust collection.
(2) Quarterly data represents average served during June; 12-month data represents average for the year.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PUGET SOUND ENERGY, INC.

         Date: July 21, 2000


                                                James W. Eldredge
                                                --------------------------------

                                                James W. Eldredge
                                                Corporate Secretary & Controller


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